UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 22, 2015 (January 20, 2015)

Phibro Animal Health Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	01-36410	13-1840497

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Glenpointe Centre East, 3rd Floor

300 Frank W. Burr Boulevard, Suite 21

Teaneck, New Jersey 07666-6712

(Address of Principal Executive Offices, including Zip Code)

(201) 329-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINTIVE AGREEMENT.

On January 20, 2015 (the “Effective Date”), Phibro Animal Health Corporation (the “Company”) and MJ Biologics, Inc. (“MJB”) entered into a Collaboration and Distribution Agreement (the “Collaboration Agreement”), pursuant to which MJB and the Company will collaborate on the development of certain animal vaccines against viral diseases and MJB granted the Company an exclusive license to manufacture and distribute, in the United States, Canada and Mexico (“North America”), any vaccine product which has been developed or is being sold by MJB as of the Effective Date or any other product which is developed under the Collaboration Agreement. Pursuant to the terms of the Collaboration Agreement, the Company shall reimburse MJB’s cost of goods, make certain minimum base payments of $200,000 per month during the term of the Collaboration Agreement, subject to certain offset provisions, and pay 50% of all gross margins over $400,000 per month. In connection with the Collaboration Agreement, MJB assigned to the Company MJB’s rights and responsibilities under an existing manufacturing and distribution agreement. The Company shall be responsible for filing any patent that claims any technology developed during the term of the Collaboration Agreement and shall have the sole and exclusive right, but not the obligation, to bring and control any legal action to enforce any patents against any third party. The Collaboration Agreement contains representations, warranties, covenants and indemnification obligations of both parties customary for the transactions contemplated thereby.

The Company and MJB, on the Effective Date, also entered into a Technology License Agreement (the “License Agreement”), pursuant to which MJB granted the Company an exclusive license to develop, manufacture and commercialize, outside of North America, vaccine products using MJB’s patents and know-how. The Company shall make quarterly royalty payments to MJB in an amount equal to a specified percentage of net sales outside of North America during such quarter, subject to certain deductions for certain third party payment obligations. The Company shall be responsible for filing any patent that claims any technology developed during the term of the License Agreement and shall have the sole and exclusive right, but not the obligation, to bring and control any legal action to enforce any patents against any third party. The License Agreement contains representations, warranties, covenants and indemnification obligations of both parties customary for the transactions contemplated thereby.

The Collaboration Agreement and the License Agreement both became effective as of the Effective Date and, unless otherwise terminated due to a material breach or bankruptcy, both shall continue in effect until the earlier of the Closing Date of the Purchase Agreement described below, or the termination of the Purchase Agreement without the Closing occurring thereunder.

The Company and MJB, on the Effective Date, also entered into an Intellectual Property Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company will acquire the intellectual property and certain other assets comprising MJB’s business relating to the development, manufacture, commercialization and distribution of animal vaccines (collectively, the “Purchased Assets”). Subject to certain closing conditions, the closing date of the acquisition (the “Closing” or the “Closing Date”) is anticipated to occur on or before January 1, 2021 (the “Scheduled Closing Date”). The Purchase Agreement also provides certain acceleration provisions whereby, upon the occurrence of certain events, the Closing shall occur prior to the Scheduled Closing Date, including, but not limited to: (a) the breach of certain MJB covenants contained in the Purchase Agreement, (b) the material breach of a provision of the Purchase Agreement, the Collaboration Agreement or the License Agreement that is within the reasonable control of MJB or its shareholders to cure, or (c) the filing of a petition under bankruptcy law by or against MJB or William Marks (“Marks”), MJB’s President. The Purchase Agreement also contains representations, warranties, covenants, conditions and indemnification obligations of the parties customary for transactions similar to those contemplated by the Purchase Agreement, including a covenant by MJB not to compete with the Company and the vaccine business related to the Purchased Assets from the Effective Date until the fifth anniversary of the Closing.

Under the terms of the Purchase Agreement, the Company made an upfront payment to MJB of $5,000,000 (the “Initial Payment”) and has agreed to pay MJB a “Closing Payment” at Closing in an amount to be calculated based on the worldwide net sales of MJB’s vaccines for the 12 full months immediately prior to the Closing Date. Subject to offset in certain limited circumstances, the Closing Payment will not be less than $10,000,000. In addition, MJB will be entitled to receive earn-out payments, from the Closing Date through December 31, 2030, based on (i) a single-digit percentage of the net sales of any “Royalty Product” (as defined in the License Agreement) that is being sold commercially by the Company at the time of or after the Closing in North America, and (ii) a single-digit percentage of the net sales of any Royalty Product that is being sold commercially by the Company at the time of or after the Closing outside of North America. The Purchase Agreement contains customary termination provisions, including termination (i) by the written mutual consent of the parties, (ii) by the Company upon MJB’s material breach, without waiver or cure, of the Purchase Agreement or if the Company terminates the Collaboration Agreement or the License Agreement based on MJB’s material and uncured default thereof, (iii) by MJB upon the Company’s material breach, without waiver or cure, of the Purchase Agreement or if MJB terminates the Collaboration Agreement or the License Agreement based on the Company’s material and uncured default thereof, (iv) by the Company on or after June 30, 2021 if any of the conditions required to be satisfied by MJB have not been fulfilled or become impossible to fulfill, (v) by MJB on or after June 30, 2021 if any of the conditions required to be satisfied by the Company have not been fulfilled or become impossible to fulfill, or (vi) by the Company in the event any claim or action for infringement, misappropriation or other violation of intellectual property rights is brought or threatened against either party relating to any of the Purchased Assets, where there is a reasonable probability of success and, if successful, the result would materially affect the Company’s right to own the Purchased Assets or operate MJB’s business. In the event of termination of the Purchase Agreement, the Collaboration Agreement and the License Agreement shall automatically terminate and be of no further force or effect.

The Company is also making a loan (the “Loan”) in the principal amount of $5,000,000 to Marks, pursuant to a promissory note (the “Promissory Note”) which shall mature on the Closing Date. The Promissory Note bears interest at a variable rate equal to LIBOR plus 300 basis points. Interest accrued under the Promissory Note shall be paid semi-annually on each June 1 and January 1 during the term of the Loan and the entire unpaid principal amount of the Loan, together with all outstanding and unpaid interest under the Promissory Note, will be due and payable by Marks at Closing or over a period ending on the tenth anniversary of the Effective Date in the event of a termination of the Purchase Agreement by the Company or upon the occurrence of certain customary events of default contained in the Promissory Note. In connection with the issuance of the Promissory Note, the Company and Marks entered into a Pledge Agreement, dated as of the Effective Date (the “Pledge Agreement”), to secure Marks’s obligations under the Promissory Note (the “Obligations”) by the grant to the Company of a security interest in all of Marks’s interests in MJB and all non-cash distributions or proceeds related to such interests (the “Collateral”). Until the Obligations have been satisfied and discharged in full, Marks has agreed to certain covenants, including defending the Collateral against any adverse third party claims and holding the Company harmless from such adverse claims, and Marks has also agreed not to sell or otherwise transfer or encumber the Collateral, with certain limited exceptions.

In connection with the Purchase Agreement, the Company and MJB also entered into a Security Agreement (the “Security Agreement”), dated as of the Effective Date, under which MJB granted the Company a first priority security interest in the Purchased Assets to secure MJB’s obligations to the Company arising out of the Purchase Agreement or any of the other “Transaction Documents” (as defined in the Purchase Agreement) (collectively, the “Secured Obligations”). The Security Agreement contains representations, warranties and covenants of MJB customary for the transactions contemplated thereby and, upon the occurrence of certain customary events of default, the Secured Obligations shall immediately become due and payable, with the Company able to take possession of the Purchased Assets in connection with a Closing under the Purchase Agreement prior to the Scheduled Closing Date.

Marks, MJB and the Company entered into a letter agreement on the Effective Date (the “Marks Letter Agreement”) pursuant to which Marks has agreed to (i) a non-compete agreement substantially similar to MJB’s non-competition covenant in the Purchase Agreement from the Effective Time until the fifth anniversary of the Closing and (ii) be bound by and jointly and severally liable with MJB for the performance of certain provisions of the Purchase Agreement. Dr. Byoungkwan Kim (“Kim”), MJB’s principal scientist, MJB and the Company entered into a letter agreement on the Effective Date (the “Kim Letter Agreement”) pursuant to which Kim has agreed to a non-compete substantially similar to MJB’s non-competition covenant in the Purchase Agreement from the Effective Time until the second anniversary of the termination of Kim’s employment with MJB.

The foregoing is a summary description of the material terms of the (i) Collaboration Agreement, (ii) License Agreement, (iii) Purchase Agreement, (iv) Promissory Note, (v) Pledge Agreement, (vi) Security Agreement, (vii) Marks Letter Agreement and (viii) Kim Letter Agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of each of the above agreements (i)-(viii), which the Company intends to file as exhibits to its Quarterly Report on Form 10-Q for the period ended March 31, 2015, with confidential terms redacted.

ITEM 7.01 REGULATION FD DISCLOSURE

On January 22, 2015, the Company issued a press release announcing its entry into the Collaboration Agreement, License Agreement and Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this press release is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit Number	Description
99.1	Press Release, dated January 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHIBRO ANIMAL HEALTH CORPORATION Registrant

Date: January 22, 2015

	By:	/s/ Thomas G. Dagger
	Name: Title:	Thomas G. Dagger Senior Vice President, General Counsel and Corporate Secretary